As filed with the Securities and Exchange Commission on December 16, 2008

Registration No. 333-81669

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 2 TO

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

UNUM GROUP

(Exact name of Registrant as specified in its charter)

Delaware	62-1598430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(423) 294-1011

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Provident Companies, Inc. Stock Plan of 1999

Provident Companies, Inc. Non-Employee Director Compensation Plan of 1998

Employee Stock Option Plan of 1998

Amended and Restated Annual Management Incentive Compensation Plan of 1994

(Full title of the Plans)

Susan N. Roth

Unum Group

1 Fountain Square

Chattanooga, Tennessee 37402

(Name and address of agent for service)

(423) 294-1011

(Telephone number, including area code, of agent for service)

With Copies to:

Frank M. Williams, Esq.

Miller & Martin PLLC

Suite 1000, Volunteer Building

832 Georgia Avenue

Chattanooga, Tennessee 37402

(423) 756-6600

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Amendment No. 2”) relates to the Registration Statement on Form S-8 (File No. 333-81669) (the “Registration Statement”) of Unum Group (the “Company”), which was filed with the Securities and Exchange Commission (the “Commission”) on June 28, 1999, and which was amended by Post-Effective Amendment No. 1 (“Amendment No. 1”) filed with the Commission on February 25, 2008. The Registration Statement, among other things, registered 1,095,000 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”) (after giving effect to the reclassification and conversion of each share of common stock of Provident Companies, Inc. (“Provident”) into 0.730 shares of Common Stock pursuant to the Agreement and Plan of Merger, effective as of June 30, 1999, between Provident and UNUM Corporation), for issuance pursuant to the Amended and Restated Annual Management Incentive Compensation Plan of 1994 (the “1994 Plan”). Amendment No. 1, among other things, reduced to 50 the number of shares of Common Stock available for issuance pursuant to the 1994 Plan.

The Company is filing this Amendment No. 2 to further reduce the number of shares of Common Stock that may be issued pursuant to the 1994 Plan. After giving effect to this Amendment No. 2, the number of shares of Common Stock available for issuance under the 1994 Plan shall be 0 shares.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

24.1	Power of Attorney (previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 16th day of December, 2008.

UNUM GROUP

By:	/s/ Thomas R. Watjen
Thomas R. Watjen President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas R. Watjen Thomas R. Watjen	President, Chief Executive Officer and Director (principal executive officer)	December 16, 2008

/s/ Robert C. Greving Robert C. Greving	Executive Vice President, Chief Financial Officer and Chief Actuary (principal financial officer and principal accounting officer)	December 16, 2008

* E. Michael Caulfield	Director	December 16, 2008

* Jon S. Fossel	Director	December 16, 2008

* Pamela H. Godwin	Director	December 16, 2008

* Ronald E. Goldsberry	Director	December 16, 2008

Kevin T. Kabat	Director

* Thomas Kinser	Director	December 16, 2008

* Gloria C. Larson	Director	December 16, 2008

* A.S. (Pat) MacMillan, Jr.	Director	December 16, 2008

* Edward J. Muhl	Director	December 16, 2008

* Michael J. Passarella	Director	December 16, 2008

* William J. Ryan	Director	December 16, 2008

*By:	/s/ Susan N. Roth Susan N. Roth, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney (previously filed)